Exhibit No. 23

                          INDEPENDENT AUDITORS' CONSENT

THE NEW YORK TIMES COMPANY

      We consent to the incorporation by reference in Registration Statements No. 333-43369, No. 333-43371, No. 333-37331, No. 333-09447, No. 33-31538, No.
33-43210, No. 33-43211, No. 33-50461, No. 33-50465, No. 33-50467, No. 33-50459,
No. 33-56219 and No. 333-49722 on Form S-8 and in Registration Statement No. 333-62023 on Form S-3 of our report dated January 24, 2001 (January 31, 2001 as to Note 17), appearing in the Annual Report on Form 10-K of The New York Times Company for the year ended December 31, 2000.

      We also consent to the reference to us under the heading "Experts" in Registration Statement No. 33-31538 on Form S-8 and No. 333-62023 on Form S-3.


/s/ DELOITTE & TOUCHE LLP
New York, New York
February 20, 2001